Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-151112 and Form S-8 No. 333-124958) of Asset Acceptance Capital Corp. of our report dated March 10, 2008, with respect to the consolidated financial statements of Asset Acceptance Capital Corp. for the year ended December 31, 2007 included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/    Ernst & Young LLP

Detroit, Michigan

March 5, 2009